Interactive Intelligence Reports Record First Quarter Operating Results
Company posts 23 percent year-over-year first quarter revenue increase

INDIANAPOLIS, April 25, 2006 - Interactive Intelligence Inc. (Nasdaq: ININ), a global developer of business communications software, today reported record operating results for its first quarter ending March 31, 2006.

Revenues for the first quarter of 2006 were $17.9 million, up 23 percent from $14.6 million recorded in the first quarter of 2005. Net income for the first quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $1.0 million with diluted earnings per share (EPS) of $0.06, compared to net income of $25,000 and EPS of $0.00 in the first quarter of 2005.

Non-GAAP net income for the first quarter of 2006 was $1.5 million with EPS of $0.09. These non-GAAP results exclude the recording of stock-based compensation expense for employee stock options as required by Financial Accounting Standards (FAS) 123R. A reconciliation of GAAP operating results to non-GAAP results is included in an attached schedule.

“This quarter was a great start to the year and shows continued positive momentum in the market,” said Interactive Intelligence CEO, Dr. Donald E. Brown. “Our contact center product portfolio continued to win head-to-head against competitors, large and small, and we continue to have the dollar value of orders increase at a rate that is greater than the overall market growth rate. Orders for our IP PBX distributed through Vonexus, our enterprise IP communications subsidiary, again posted solid growth. This positive momentum was supported by our marketing efforts, which have strengthened the company’s brand presence and provided us with a growing number of sales opportunities.”

Other financial highlights from the first quarter included:
•	Cash flow from operations was $3.3 million, up from $934,000 for the first quarter of 2005.
•	Cash and investments totaled $18.9 million, an increase from $15.1 million as of Dec. 31, 2005.
•	Days’ sales outstanding (DSO) in accounts receivable of 71 days, down from 77 days as of Dec. 31, 2005.
•	Deferred revenues totaled $24.1 million, up from $22.0 million as of Dec. 31, 2005.

Customer orders received for the company’s contact center automation software in the first quarter included Baxter Credit Union; Kluth Customer Care and Kluth Telemarketing, Germany; Proctor Financial, Inc.; Quion groep, the Netherlands; State of Indiana, Bureau of Motor Vehicles; and many others.

Interactive Intelligence ended the quarter with two more product of the year awards. The first was from Customer Inter@ction Solutions Magazine for the company’s contact center automation software, Customer Interaction Center® (CIC); and the second was from Internet Telephony Magazine for the company’s IP communications system, Enterprise Interaction Center® (EIC). Over the past ten years the company has garnered more than 60 corporate and product awards.

Interactive Intelligence will host an earnings conference call today at 4:30 p.m. Eastern time (EDT), featuring Dr. Brown and the company's CFO, Stephen R. Head. There will be a live Q&A session following opening remarks. The teleconference is expected to last approximately 45 minutes.

To access the teleconference, please dial 1 800.670.3544 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence first quarter earnings call.”

The teleconference will also be broadcast live on the company's investor relations' page at http://www.inin.com/investors. An archive of the teleconference will be posted following the call.

To receive a copy of the earnings release, please call 317.872.3000 and press "4" for investor relations, or e-mail investorrelations@inin.com.

About Interactive Intelligence
Interactive Intelligence Inc. (Nasdaq: ININ) offers business communications software solutions for contact center automation, enterprise IP telephony, unified communications, and self-service automation. The company was founded in 1994 and has more than 2,000 customers worldwide. Recent awards include CRM Magazine’s 2006 Rising Star Excellence Award, Network Computing Magazine’s 2006 Well-Connected Award, Software Magazine’s 2005 Top 500 Global Software and Services Companies, Miercom’s 2005 Best Integrated Multimedia IP Contact Center product award, and Frost & Sullivan’s 2005 Excellence in Technology of the Year Award. Interactive Intelligence employs more than 400 people and is headquartered in Indianapolis. The company has 12 offices throughout North America, Europe and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: http://www.inin.com.

This release contains certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability, to manage successfully its growth and increasingly complex third party relationships, to maintain successful relationships with its current and any new resellers, to maintain and improve its current products and to develop new products and to protect its proprietary rights adequately; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q.

This release includes non-GAAP amounts as shown in the Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations, which excludes stock-based compensation expense for employee stock options. This non-GAAP reconciliation includes non-GAAP line items, including net income and per share data. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. As Interactive Intelligence begins to apply FAS 123R, it believes that it is useful to investors to understand how the compensation expense associated with the application of FAS 123R is reflected on its statement of operations. Interactive Intelligence’s management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company’s results of operations. Interactive Intelligence’s management further believes the adjustment used in calculating non-GAAP results are based on specific, identified charges that impact different line items in the statements of operations, and that it is useful to investors to know how these specific line items in the statements of operations are affected. Further, Interactive Intelligence believes that these non-GAAP measures improve management’s and investors’ ability to compare the company’s financial performance with the prior period because the prior period did not include stock-based compensation expense related to employee stock options. In addition, Interactive Intelligence’s management uses these non-GAAP results to compare its performance to its competitors in the software industry. Because the stock-based compensation expense can vary significantly between companies, it is useful to compare results without these costs. For its internal budgets, Interactive Intelligence’s management uses financial statements that do not include stock-based compensation expense related to employee stock options.

Interactive Intelligence Inc. is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

Contacts:
Stephen R. Head
Chief Financial Officer
Interactive Intelligence Inc.
+1 317.715.8412
steve.head@inin.com

Christine Holley
Director, Market Communications
Interactive Intelligence Inc.
+1 317.715.8220
christine.holley@inin.com

Interactive Intelligence, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2006	December 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,066	$11,551
Short-term investments	4,803	3,576
Accounts receivable, net	14,130	14,927
Prepaid expenses	3,988	2,939
Other current assets	935	789
Total current assets	37,922	33,782
Property and equipment, net	4,069	4,013
Other assets, net	612	603
Total assets	$42,603	$38,398

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$6,567	$6,676
Accrued compensation and related expenses	1,753	1,906
Deferred product revenues	5,930	5,195
Deferred services revenues	18,136	16,828
Total current liabilities	32,386	30,605
Shareholders’ equity:
Preferred stock	--	--
Common stock	164	161
Additional paid-in capital	67,235	65,826
Accumulated deficit	(57,182)	(58,194)
Total shareholders’ equity	10,217	7,793
Total liabilities and shareholders’ equity	$42,603	$38,398

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
Revenues:
Product	$8,861	$7,886
Services	9,069	6,707
Total revenues	17,930	14,593
Cost of revenues:
Product	1,333	766
Services	3,144	2,707
Total cost of revenues	4,477	3,473
Gross profit	13,453	11,120
Operating expenses:
Sales and marketing	6,879	5,854
Research and development	3,041	3,195
General and administrative	2,534	2,021
Total operating expenses	12,454	11,070
Operating income	999	50
Other income:
Interest income, net	104	51
Other income (expense), net	(52)	(46)
Total other income	52	5
Income before income taxes	1,051	55
Income taxes	39	30
Net income	$1,012	$25

Net income per share:
Basic	$0.06	$0.00
Diluted	$0.06	$0.00

Shares used to compute net income per share:
Basic	16,251	15,958
Diluted	17,178	16,554

Stock-based compensation expense for employee stock options by category:
Cost of services	$39	$--
Sales and marketing	285	--
Research and development	49	--
General and administrative	116	--
	$489	$--

Interactive Intelligence, Inc.
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,			Three Months Ended March 31,
	GAAP	Adjustments	Non-GAAP	2005

Revenues:
Product	$8,861	$--	$8,861	$7,886
Services	9,069	--	9,069	6,707
Total revenues	17,930	--	17,930	14,593
Cost of revenues:
Product	1,333	--	1,333	766
Services	3,144	(39)	3,105	2,707
Total cost of revenues	4,477	(39)	4,438	3,473
Gross profit	13,453	39	13,492	11,120
Operating expenses:
Sales and marketing	6,879	(285)	6,594	5,854
Research and development	3,041	(49)	2,992	3,195
General and administrative	2,534	(116)	2,418	2,021
Total operating expenses	12,454	(450)	12,004	11,070
Operating income	999	489	1,488	50
Other income:
Interest income, net	104	--	104	51
Other income (expense), net	(52)	--	(52)	(46)
Total other income	52	--	52	5
Income before income taxes	1,051	489	1,540	55
Income taxes	39	--	39	30
Net income	$1,012	489	1,501	25

Net income per share:
Basic	$0.06	$0.03	$0.09	$0.00
Diluted	$0.06	$0.03	$0.09	$0.00

Shares used to compute net income per share:
Basic	16,251	--	16,251	15,958
Diluted	17,178	--	17,178	16,554

Note: The Company’s Consolidated Statement of Operations prior to 2006 did not include stock-based compensation expense related to employee stock options because the Company did not apply FAS 123R prior to 2006 and adopted FAS 123R on a modified prospective basis as permitted by the standard.

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended March 31,
	2006	2005
Operating activities:
Net income	$1,012	$25
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	430	598
Stock-based compensation expense	493	43
Loss on disposal of fixed assets	2	--
Changes in operating assets and liabilities:
Accounts receivable	797	132
Prepaid expenses	(1,049)	(800)
Other current assets	(146)	190
Other assets	(9)	(11)
Accounts payable and accrued liabilities	(109)	(427)
Accrued compensation and related expenses	(153)	(4)
Deferred product revenues	735	209
Deferred services revenues	1,308	979
Net cash provided by operating activities	3,311	934

Investing activities:
Purchases of property and equipment	(488)	(566)
Purchases of available-for-sale investments	(1,227)	--
Net cash used by investing activities	(1,715)	(566)

Financing activities:
Proceeds from issuance of common stock	57	57
Proceeds from stock options exercised	862	127
Net cash provided by financing activities	919	184

Net increase in cash and cash equivalents	2,515	552
Cash and cash equivalents, beginning of period	11,551	14,603
Cash and cash equivalents, end of period	$14,066	$15,155

Cash paid for interest	$3	$1
Cash paid for taxes	93	51